Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY
in connection with
RIGHTS CERTIFICATES
Issued by
Pharmaceutical Formulations, Inc.

           This form, or a form substantially equivalent hereto, must be used to exercise rights pursuant to the Rights Offering described in the prospectus dated May __, 2002 (the "Prospectus") of Pharmaceutical Formulations, Inc., a Delaware corporation (the "Company"), if a holder of rights cannot deliver the certificate(s) evidencing the rights (the "Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent"), at or prior to 5:00 p.m., New York City time, on June 25, 2002 (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent prior to the Expiration Date. See "Subscription to Rights" in the Prospectus.

The Subscription Agent is:

Continental Stock Transfer & Trust Company

17 Battery Place
New York, NY 10004
Attn.: Reorganization Department
Facsimile Transmission: 212-616-7610

           DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Gentlemen:

           The undersigned hereby represents that he or she is the holder of Rights Certificate(s) representing ______________ rights and that such Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Date. Upon the terms and subject to the conditions set forth in the prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) Basic Subscription Rights to subscribe for 2.8 of a shares per right with respect to each of _____________ Rights represented by such rights Certificate and (ii) the Over-Subscription Privilege relating to each such right to subscribe, to the extent that Remaining Shares (as defined in the Instructions) are available therefor, for an aggregate of up to _____________ Remaining Shares. The undersigned understands that payment of the Exercise Price of $.34 per share subscribed for pursuant to the Basic Subscription Right and Over-Subscription Privilege must be received by the Subscription Agent prior to the Expiration Date and represents that such payment, in the aggregate amount of $______________, either (check appropriate box):

                is being delivered to the Subscription Agent herewith

                                           or

                has been delivered separately to the Subscription Agent

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

                wire transfer of funds

                     -- name of transferor institution

                     -- date of transfer

                     -- name of transferor institution

                     -- confirmation number (if available)

                uncertified check

                certified check

                bank draft (cashier's check)

                money order

                     -- name of maker

                     -- date of check, draft or money order

                     -- check, draft or money order number

                     -- bank on which check is drawn or issuer of money order

Signature(s) ______________________________ ___________________________________________ Name(s) ___________________________________ ___________________________________________	Address ___________________________________

___________________________________________

___________________________________________

Arrea Code and Tel. No(s)__________________

___________________________________________

Rights Certificate
No(s). (if available)

GUARANTEE OF DELIVERY
(Not to be Used For Rights Certificate Signature Guarantee)

           The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.

____________________________________ ____________________________________ ____________________________________ (Address) ____________________________________ (Area Code and Telephone Number)	Dated: ____________________, 2002 ____________________________________ (Name of Firm) ____________________________________ (Authorized Signature)

           The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the rights Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.